Exhibit 99.1

Kellogg Company News
For release:	July 28, 2011
Analyst Contact:	Kim Stumm	(269) 961-9089
Media Contact:	Kris Charles	(269) 961-3799

KELLOGG COMPANY DELIVERS STRONG SECOND QUARTER PERFORMANCE;

REAFFIRMS 2011 CURRENCY-NEUTRAL EPS GUIDANCE

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced second quarter 2011 reported net sales growth of 11 percent to $3.4 billion. Internal net sales, which exclude the effects of foreign currency translation, rose 6 percent over the same period. Second quarter 2011 operating profit of $543 million increased 12 percent on a reported basis and 8 percent on an internal basis. While the Company was lapping soft comparisons in second quarter 2010, the performance reflected strong innovation and the benefit from pricing actions taken over the first half 2011 which helped offset higher input costs.

Reported earnings for the second quarter 2011 were $343 million, or $0.94 per diluted share, an increase of 19 percent from second quarter 2010 reported earnings of $0.79 per diluted share. On a currency-neutral basis, second quarter 2011 earnings per share grew 13 percent.

“We continue to build momentum as demonstrated by our solid first half top-line results. During the second quarter, we benefited from improved net price realization and were pleased with the performance of our strong innovation,” said John Bryant, Kellogg Company’s president and chief executive officer. “As we look to the back half of 2011, we expect continued sales growth driven by price and mix and are confident in our innovation line up and commercial plans.”

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North America

During the second quarter 2011, Kellogg North America net sales were $2.2 billion, an 8 percent increase on both a reported and internal basis. On an internal basis, North America Retail Cereal net sales rose 13 percent reflecting higher net price realization, the strength of recently launched innovation, as well as easier comparisons to second quarter 2010. North America Retail Snacks delivered internal net sales growth of 3 percent driven by the crackers business. North America Frozen and Specialty Channels internal net sales grew 10 percent. Second quarter 2011 North America operating profit increased 12 percent on a reported basis and 11 percent on an internal basis.

International

Kellogg International posted second quarter 2011 reported net sales of $1.2 billion, growing 16 percent year-over-year supported by net price realization and innovation. On an internal basis, excluding the effects of currency translation, net sales increased 3 percent. Compared with the same period last year, internal net sales in Europe increased 1 percent, Latin America internal net sales grew 7 percent, and Asia Pacific internal net sales rose 4 percent. Reported second quarter 2011 operating profit for the Kellogg International business increased 12 percent. On an internal basis, operating profit was flat to a year earlier as recent price increases helped offset the impact of higher input costs.

Interest and Tax

Kellogg’s interest expense was $53 million for the quarter. The second quarter 2011 effective tax rate was 30.1 percent.

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Cash flow

Cash flow, defined as cash from operating activities less capital expenditures, was $403 million for the first half of 2011, compared to $446 million in the first half of 2010.

Kellogg repurchased nearly $190 million of shares during the second quarter, and more than $500 million in the first half of 2011, under its $2.5 billion three-year share repurchase authorization.

Kellogg 2011 Guidance

The Company expanded its full-year 2011 internal net sales growth guidance to a range of 4 to 5 percent. The increased net sales outlook is expected to offset anticipated higher cost pressures. The Company reiterated its 2011 internal operating profit guidance of approximately flat to down two percent year-over-year. Kellogg also reaffirmed its full-year 2011 guidance of currency-neutral earnings per share growth in the low single-digit range. Assuming no foreign exchange impact, this implies earnings per share in the range of $3.33 to $3.40. The Company estimates a foreign exchange benefit of approximately $0.09, which would result in reported 2011 EPS guidance of $3.42 to $3.49.

Conference Call / Webcast

Kellogg Company will host a conference call to discuss these results on July 28, 2011 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing 888-465-4043 in the U.S., and 201-604-5146 outside

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of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Rebroadcast information is available at http://investor.kelloggs.com.

About Kellogg Company

For more than 100 years, consumers have counted on Kellogg for great-tasting, high-quality and nutritious foods. Kellogg Company, with 2010 sales of more than $12 billion, is the world’s leading producer of cereal and a leading producer of convenience foods, including cookies, crackers, toaster pastries, cereal bars, fruit-flavored snacks, frozen waffles and veggie foods. Kellogg Company’s beloved brands, which are manufactured in 18 countries and marketed in more than 180 countries, include Kellogg’s®, Keebler®, Pop-Tarts®, Eggo®, Cheez-It®, All-Bran®, Mini-Wheats®, Nutri-Grain®, Rice Krispies®, Special K®, Chips Deluxe®, Famous Amos®, Sandies®, Austin®, Club®, Murray®, Kashi®, Bear Naked®, Morningstar Farm®, Gardenburger® and Stretch Island®. For more information on the Kellogg Company, including our corporate responsibility initiatives, visit www.kelloggcompany.com.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, and competitive pressures. Forward-looking statements include predictions of future results or activities and may

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contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update them.

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

Net sales	$3,386	$3,062	$6,871	$6,380

Cost of goods sold	1,943	1,757	4,007	3,650
Selling, general and administrative expense	900	822	1,749	1,610

Operating profit	543	483	1,115	1,120

Interest expense	53	61	120	126
Other income (expense), net	(1)	7	(1)	8

Income before income taxes	489	429	994	1,002
Income taxes	147	128	287	284

Net income	$342	$301	$707	$718

Net income (loss) attributable to noncontrolling interests	(1)	(1)	(2)	(2)

Net income attributable to Kellogg Company	$343	$302	$709	$720

Per share amounts:
Basic	$.94	$.80	$1.95	$1.89
Diluted	$.94	$.79	$1.93	$1.88

Dividends per share	$.4050	$.3750	$.8100	$.7500

Average shares outstanding:
Basic	363	381	364	380

Diluted	366	384	367	384

Actual shares outstanding at period end			362	378

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Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

	Quarter ended		Year-to-date period ended
(millions) (Results are unaudited)	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

Net sales
North America	$2,231	$2,064	$4,595	$4,339
Europe	634	560	1,255	1,166
Latin America	281	240	542	462
Asia Pacific (a)	240	198	479	413

Consolidated	$3,386	$3,062	$6,871	$6,380

Segment operating profit
North America (b)	$406	$364	$846	$862
Europe	102	100	203	205
Latin America	61	47	109	92
Asia Pacific (a)	25	20	56	57
Corporate (b)	(51)	(48)	(99)	(96)

Consolidated	$543	$483	$1,115	$1,120

(a)	Includes Australia, Asia and South Africa.

(b)	Research and Development expense totaling $2 million for the quarter ended July 3, 2010 and $5 million for the year-to-date period ended July 3, 2010 was reallocated to Corporate from North America.

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Year-to-date period ended
(unaudited)	July 2, 2011	July 3, 2010

Operating activities
Net income	$707	$718
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	175	178
Deferred income taxes	(1)	(52)
Other	25	73
Postretirement benefit plan contributions	(183)	(36)
Changes in operating assets and liabilities	(77)	(288)

Net cash provided by operating activities	646	593

Investing activities
Additions to properties	(243)	(147)
Other	5	2

Net cash used in investing activities	(238)	(145)

Financing activities
Net issuances of notes payable	687	110
Issuances of long-term debt	397	—
Reductions of long-term debt	(946)	(1)
Net issuances of common stock	249	148
Common stock repurchases	(518)	(266)
Cash dividends	(296)	(286)
Other	10	6

Net cash used in financing activities	(417)	(289)

Effect of exchange rate changes on cash and cash equivalents	22	(22)

Increase in cash and cash equivalents	13	137
Cash and cash equivalents at beginning of period	444	334

Cash and cash equivalents at end of period	$457	$471

Supplemental financial data:

Cash Flow (operating cash flow less property additions) (a)	$403	$446

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	July 2, 2011	January 1, 2011
	(unaudited)	*

Current assets
Cash and cash equivalents	$457	$444
Accounts receivable, net	1,364	1,190
Inventories:
Raw materials and supplies	239	224
Finished goods and materials in process	778	832
Deferred income taxes	161	110
Other prepaid assets	137	115

Total current assets	3,136	2,915

Property, net of accumulated depreciation of $4,908 and $4,690	3,246	3,128
Goodwill	3,632	3,628
Other intangibles, net of accumulated amortization of $48 and $47	1,455	1,456
Pension	474	333
Other assets	413	387

Total assets	$12,356	$11,847

Current liabilities
Current maturities of long-term debt	$—	$952
Notes payable	734	44
Accounts payable	1,208	1,149
Accrued advertising and promotion	436	405
Accrued income taxes	31	60
Accrued salaries and wages	205	153
Other current liabilities	412	421

Total current liabilities	3,026	3,184

Long-term debt	5,308	4,908
Deferred income taxes	768	697
Pension liability	171	265
Other liabilities	615	639

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	513	495
Retained earnings	6,511	6,122
Treasury stock, at cost	(2,890)	(2,650)
Accumulated other comprehensive income (loss)	(1,765)	(1,914)

Total Kellogg Company equity	2,474	2,158

Noncontrolling interests	(6)	(4)

Total equity	2,468	2,154

Total liabilities and equity	$12,356	$11,847

*	Condensed from audited financial statements.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Second quarter of 2011 versus 2010

(dollars in millions)	North America	Europe	Latin America	Asia Pacific (a)	Corporate	Consolidated
2011 net sales	$2,231	$634	$281	$240	$—	$3,386

2010 net sales	$2,064	$560	$240	$198	$—	$3,062

% change - 2011 vs. 2010:
Volume (tonnage) (b)	1.9%	-3.1%	-.6%	.2%	—	.6%
Pricing/mix	5.6%	3.7%	7.7%	3.6%	—	5.4%

Subtotal - internal business	7.5%	.6%	7.1%	3.8%	—	6.0%
Foreign currency impact	.6%	12.7%	10.3%	16.6%	—	4.6%

Total change	8.1%	13.3%	17.4%	20.4%	—	10.6%

(dollars in millions)	North America (c)	Europe	Latin America	Asia Pacific (a)	Corporate (c)	Consolidated
2011 operating profit	$406	$102	$61	$25	$(51)	$543

2010 operating profit	$364	$100	$47	$20	$(48)	$483

% change - 2011 vs. 2010:
Internal business	10.9%	-8.9%	18.9%	3.1%	-5.3%	7.8%
Foreign currency impact	.7%	10.2%	11.3%	20.6%	—	4.6%

Total change	11.6%	1.3%	30.2%	23.7%	-5.3%	12.4%

(a)	Includes Australia, Asia, and South Africa.

(b)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.

(c)	Research and Development expense totaling $2 million for the quarter ended July 3, 2010 was reallocated to Corporate from North America.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Year-to-date 2011 versus 2010

(dollars in millions)	North America	Europe	Latin America	Asia Pacific (a)	Corporate	Consolidated
2011 net sales	$4,595	$1,255	$542	$479	$—	$6,871

2010 net sales	$4,339	$1,166	$462	$413	$—	$6,380

% change - 2011 vs. 2010:
Volume (tonnage) (b)	1.8%	-1.9%	1.6%	2.6%	—	1.2%
Pricing/mix	3.6%	1.9%	7.0%	.3%	—	3.3%

Subtotal - internal business	5.4%	—%	8.6%	2.9%	—	4.5%
Foreign currency impact	.5%	7.7%	8.8%	12.9%	—	3.2%

Total change	5.9%	7.7%	17.4%	15.8%	—	7.7%

(dollars in millions)	North America (c)	Europe	Latin America	Asia Pacific (a)	Corporate (c)	Consolidated
2011 operating profit	$846	$203	$109	$56	$(99)	$1,115

2010 operating profit	$862	$205	$92	$57	$(96)	$1,120

% change - 2011 vs. 2010:
Internal business	-2.4%	-8.8%	10.2%	-13.8%	-3.5%	-3.6%
Foreign currency impact	.5%	7.4%	9.3%	12.4%	—	3.1%

Total change	-1.9%	-1.4%	19.5%	-1.4%	-3.5%	-.5%

(a)	Includes Australia, Asia, and South Africa.

(b)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.

(c)	Research and Development expense totaling $5 million for the year-to-date period ended July 3, 2010 was reallocated to Corporate from North America.

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Kellogg Company and Subsidiaries

Up-Front Costs*

$ millions

	Quarter ended July 2, 2011			Year-to-date period ended July 2, 2011
	Cost of goods sold	Selling, general and administrative expense	Total	Cost of goods sold	Selling, general and administrative expense	Total
2011
North America	$—	$8	$8	$1	$10	$11
Europe	1	—	1	7	—	7
Latin America	—	1	1	—	1	1
Asia Pacific	—	—	—	1	—	1
Corporate	—	—	—	—	—	—

Total	$1	$9	$10	$9	$11	$20

	Quarter ended July 3, 2010			Year-to-date period ended July 3, 2010
	Cost of goods sold	Selling, general and administrative expense (a)	Total	Cost of goods sold	Selling, general and administrative expense (a)	Total
2010
North America	$6	$3	$9	$13	$9	$22
Europe	5	(1)	4	8	—	8
Latin America	1	—	1	1	—	1
Asia Pacific	—	1	1	1	2	3
Corporate	—	2	2	—	2	2

Total	$12	$5	$17	$23	$13	$36

2011 Variance - better(worse) than 2010
North America	$6	$(5)	$1	$12	$(1)	$11
Europe	4	(1)	3	1	—	1
Latin America	1	(1)	—	1	(1)	—
Asia Pacific	—	1	1	—	2	2
Corporate	—	2	2	—	2	2

Total	$11	$(4)	$7	$14	$2	$16

*	Up-front costs are charges incurred by the Company which will result in future cash savings and/or reduced depreciation.

(a)	Quarter end July 3, 2010 includes $2 million of SAP reimplementation costs incurred in North America. Year-to-date period ended July 3, 2010 includes $4 million of SAP reimplementation cost incurred in North America.

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